Exhibit 99.1

Future Capacity and Capex Update December 8, 2016 Palisades Gas Pipeline

This presentation is made as of the date hereof and contains “forward-looking statements” as defined in Rule 3b-6 of the Securities Exchange Act of 1934, Rule 175 of the Securities Act of 1933, and relevant legal decisions. The forward-looking statements are subject to risks and uncertainties. All forward-looking statements should be considered in the context of the risk and other factors detailed from time to time in CMS Energy’s and Consumers Energy’s Securities and Exchange Commission filings. Forward-looking statements should be read in conjunction with “FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” sections of CMS Energy’s and Consumers Energy’s Form 10-K for the year ended December 31, 2015 and as updated in subsequent 10-Qs. CMS Energy’s and Consumers Energy’s “FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” sections are incorporated herein by reference and discuss important factors that could cause CMS Energy’s and Consumers Energy’s results to differ materially from those anticipated in such statements. CMS Energy and Consumers Energy undertake no obligation to update any of the information presented herein to reflect facts, events or circumstances after the date hereof. The presentation also includes non-GAAP measures when describing CMS Energy’s results of operations and financial performance. A reconciliation of each of these measures to the most directly comparable GAAP measure is included in the appendix and posted on our website at www.cmsenergy.com. CMS Energy provides historical financial results on both a reported (GAAP) and adjusted (non-GAAP) basis and provides forward-looking guidance on an adjusted basis. Adjustments could include items such as, discontinued operations, asset sales, impairments, restructuring costs, regulatory items from prior years, or other items. Management views adjusted earnings as a key measure of the company’s present operating financial performance and uses adjusted earnings for external communications with analysts and investors. Internall y, the company uses adjusted earnings to measure and assess performance. Because the company is not able to estimate the impact of specific line items, which have the potential to significantly impact, favorably or unfavorably, the company’s reported earnings in future periods, the company is not providing reported earnings guidance nor is it providing a reconciliation for the comparable future period earnings. The adjusted earnings should be considered supplemental information to assist in fully understanding our business results, rather than as a substitute for the reported earnings. Investors and others should note that CMS Energy routinely posts important information on its website and considers the Investor Relations section, www.cmsenergy.com/investor-relations, a channel of distribution. 1

2 Palisades PPA Termination . . . . Early PPA termination Benefits customers Good for investors . . . . mutually beneficial. Palisades

Early Termination of Palisades PPA . . . . Key PPA Contract price-to-Cost (mils) $450 Points ~$45 mil per year Customer Savings 400 350 300 250 Replacement 200 Cost 150 100 a 2018 2019 2020 2021 2022 _ _ _ _ _ a Contract expires April 11, 2022. Amounts shown on the chart on annualized basis. 3 . . . . is beneficial to customers AND investors. Consumers rket Ma • PPA to terminate in 2018 (vs 2022) • Savings shared with owner, and our customers (50/50) • Contingent on MPSC approval • Securitization of “termination payment”

Replacement Includes . . . . Palisades Replacement Plan • Energy efficiency • Demand 2015 Apr 2016 Dec 2015 2016 2017 2018 2025 Apr/Aug 2016 4 . . . . flexible capacity options without big bets. #2 Ludington Pumped Storage (73 MW) Jackson Gas Plant (540 MW) Solar/Wind #4 Ludington Pumped Storage (73 MW) Apple Blossom Wind Farm (100 MW) response • Renewables • DIG • New gas capacity Classic 7 Retires (950 MW) Palisades (778 MW) Announced MCV (1240 MW)

Increasing Capital Investment by $1 billion . . . . 2016 - 2025 $17 billion 2018 - 2027 $18 billion Incremental Capex • Gas main replacement Future Opportunities • Supply replacement Electric Infrastructure & Maintenance Gas Infrastructure & Maintenance Electric Infrastructure & Maintenance Gas Infrastructure & Maintenance Electric Distribution & Reliability Electric Distribution & Reliability New Generation New Generation Gas Additions Palisades Replacement Environmental Environmental 5 . . . . with even more opportunity ahead. • More gas infrastructure • More renewables • PPA replacement a EPS Guidance . . . . $2.02 +7% EPS a +7% Average growth per year $1.77 $1.87 $1.99 $1.66 $1.78 $1.66 $1.55 Not in Plan $1.45 Updated Law Big Bets $1.55 _ _ _ _ _ a Adjusted EPS (non-GAAP) 6 . . . . raised to top end. $2.10 $1.89$2.00 +6% $1.85 $1.73 $1.63 $1.36$1.44$1.52 Capex Opportunities $1.35Original guidance 0 2010201120122013201420152016

Consistent Growth Through . . . . CAGR EPS Recession 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 7 7% to 6% 8% Cold winter Mild summer Hot summer Warm winter Mild summer Cold winter Summer-“less” Hot summer Hot summer Warm winter Mild summer Polar vortex Cold Feb. Warm . Winter Warm Dec Governor (D) Governor (R) Commission (D) Commission (D) Commission (R) Commission (I) Whipple Joos Russell Poppe . . . . recessions, adverse weather, and leadership changes. a _ _ _ _ _ a Adjusted EPS (non-GAAP) 7% Recession Dividend Weather Help Hurt

GAAP Reconciliation

CMS ENERGY CORPORATION
Earnings Per Share By Year GAAP Reconciliation
(Unaudited)

	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015
Reported earnings (loss) per share - GAAP	($0.30)	$0.64	($0.44)	($0.41)	($1.02)	$1.20	$0.91	$1.28	$1.58	$1.42	$1.66	$1.74	$1.89
Pretax items:													
Electric and gas utility	0.32	(0.60)	-	-	(0.06)	0.08	0.55	0.05	-	0.27	-	-	-
Tax impact	(0.11)	0.21	-	-	(0.01)	(0.03)	(0.22)	(0.02)	-	(0.10)	-	-	-
Enterprises	0.93	0.97	0.06	(0.12)	1.67	(0.02)	0.14	(0.05)	*	(0.01)	*	0.05	*
Tax impact	(0.19)	(0.35)	(0.02)	0.10	(0.42)	*	(0.05)	0.02	(0.11)	*	(*)	(0.02)	(*)
Corporate interest and other	0.25	(0.06)	0.06	0.45	0.17	0.01	0.01	*	-	*	*	*	*
Tax impact	(0.09)	0.03	(0.02)	(0.18)	(0.49)	(0.03)	(*)	(*)	(0.01)	(*)	(*)	(*)	(*)
Discontinued operations (income) loss, net	(0.16)	0.02	(0.07)	(0.03)	0.40	(*)	(0.08)	0.08	(0.01)	(0.03)	*	(*)	(*)
Asset impairment charges	-	-	2.80	1.07	0.93	-	-	-	-	-	-	-	-
Tax impact	-	-	(0.98)	(0.31)	(0.33)	-	-	-	-	-	-	-	-
Cumulative accounting changes	0.25	0.02	-	-	-	-	-	-	-	-	-	-	-
Tax impact	(0.09)	(0.01)	-	-	-	-	-	-	-	-	-	-	-
Adjusted earnings per share, including MTM - non-GAAP	$0.81	$0.87	$1.39	$0.57	$0.84	$1.21 (a)	$1.26	$1.36	$1.45	$1.55	$1.66	$1.77	$1.89
Mark-to-market		0.04	(0.65)	0.80									
Tax impact		(0.01)	0.22	(0.29)									
Adjusted earnings per share, excluding MTM - non-GAAP	NA	$0.90	$0.96	$1.08	NA	NA	NA	NA	NA	NA	NA	NA	NA

* Less than $0.01 per share.

(a) $1.25 excluding discontinued Exeter operations and accounting changes related to convertible debt and restricted stock.

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